Exhibit 99.2

CESCA ANNOUNCES CLOSING OF $5.5 MILLION PUBLIC OFFERING

RANCHO CORDOVA, CA — May 18, 2018 — Cesca Therapeutics Inc. (NASDAQ: KOOL), a market leader in automated cell processing and point-of-care, autologous cell-based therapies, today announced the completion of its previously announced public offering of 9,166,667 units (the “Units”), with each Unit consisting of one common share, $0.001 par value (the “Common Shares”) or Common Share equivalent and one common warrant to purchase one Common Share (the “Warrants”) for aggregate gross proceeds of $5.5 million.

The offering was priced at $0.60 per Common Share (or Common Share equivalent), with each Common Share (or Common Share equivalent) sold with one five-year warrant to purchase one Common Share, at an exercise price of $0.60.

Cesca intends to use the net proceeds for general corporate purposes, including working capital and to pay accrued but unpaid interest of approximately $657,000 under Cesca’s revolving line of credit.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The securities were offered and sold pursuant to a registration statement on Form S-1, as amended (File No. 333-224185), previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on May 16, 2018. The securities may only be offered by means of a prospectus forming part of the effective registration statement. The final prospectus related to the offering was filed with the SEC on May 17, 2018. Copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC's website at www.sec.gov or from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (the “Company”) develops, commercializes and markets a range of automated technologies for CAR-T and other cell-based therapies. Its device division, ThermoGenesis Corp., provides a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology. The Company is developing an automated, functionally-closed CAR-TXpress™ platform to streamline the manufacturing process for the emerging CAR-T immunotherapy market.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Cesca’s expectations, strategy, plans or intentions. These forward-looking statements are based on Cesca’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, market conditions; the expected use of the net proceeds from the offering; our need for additional financing; our ability to continue as a going concern; uncertainties of government or third party payer reimbursement; dependence on key personnel; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology products will be utilized or prove to be commercially successful. Investors should read the risk factors set forth in Cesca’s Transition Report on Form 10-K for the year ended December 31, 2017 and Annual Report on Form 10-K for the year ended June 30, 2017, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cesca does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Company Contact:
Cesca Therapeutics Inc.
Wendy Samford
916-858-5191
ir@cescatherapeutics.com

Investor Contact:
Rx Communications
Paula Schwartz
917-322-2216
pschwartz@rxir.com